UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 18, 2007


                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


            Nevada                       0-22011                86-0760991
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(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


   2575 East Camelback Road, Ste. 450, Phoenix, AZ                     85016
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      (Address of principal executive offices)                       (Zip Code)


        Registrant's telephone number, including area code (602) 508-0112



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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         On April 24, 2007, the registrant issued a press release announcing the registrant entered into an employment agreement with David Coffin-Beach, Ph.D. dated April 18, 2007 (the "EMPLOYMENT AGREEMENT") as the registrant's President and Chief Operating Officer. As a result of the appointment of Mr. Coffin-Beach, Ronald Lane resigned, on April 18, 2007, as the registrant's President and will continue to serve as the registrant's Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. A copy of the press release making such an announcement is found in Exhibit 99.1 hereto.

         Mr. Coffin-Beach is 58 years old and prior to joining the registrant was a consultant with VCG&A, Inc. ("VCG&A"), a privately held pharmaceutical consulting firm, from February 2007 to April 2007. Between February 2007 and August 2004, Mr. Coffin-Beach served as President of Gilberts ATP LLP, a privately held consulting firm which specializes in delivering strategic, technical, marketing and management services to pharmaceutical manufacturers and investors. From 1994 until 2004, Mr. Coffin-Beach was President and Board Member of TorPharm, the U.S. division of Apotex Inc. Prior to TorPharm, Mr.
Coffin-Beach worked for Schering-Plough, Goldline Laboratories, and DuPont Pharmaceuticals (Endo Laboratories) in various managerial, research and development and product development roles. Mr. Coffin-Beach received his bachelor of science in Pharmacy from Union University and practiced both community and clinical pharmacy before returning for graduate studies at the University of Maryland at Baltimore to finish graduate school with a PhD in Pharmaceutics.

         Mr. Coffin Beach's employment with the registrant is for a three year term ending April 18, 2010 and may be automatically renewed for additional one year periods. Mr. Coffin-Beach is entitled to a base salary of $300,000 per annum and a discretionary year end bonus payable in cash and/or shares of the registrant's common stock. In addition, Mr. Coffin-Beach was granted options to acquire an aggregate of 1,500,000 shares of the registrant's common stock exercisable for seven years at an initial exercise price of $2.00 per share and vesting annually in three equal installments, with the first installment vesting on April 18, 2008. The registrant may also in its discretion grant Mr. Coffin-Beach options pursuant to any eligible equity compensation plan.

         If the registrant terminates Mr. Coffin-Beach's employment without cause, Mr. Coffin-Beach's death or Mr. Coffin Beach terminates his employment for good reasons including a change of control event, Mr. Coffin-Beach shall be entitled to the following severance: (i) Mr. Coffin-Beach's current base salary for one year plus any accrued bonus prior to termination; and (ii) any earned but unpaid base salary plus any unpaid reimbursable expenses through the date of termination of his employment. In the event that the registrant terminates Mr. Coffin-Beach's employment for cause or Mr. Coffin-Beach terminates his employment with the registrant without good reason, Mr. Coffin-Beach shall be entitled to any earned but unpaid base salary plus any unpaid reimbursable expenses through the date of termination of his employment.

         Mr. Coffin-Beach serves as director of IntelGenX Technologies Corp. (OTCBB: IGXT), a publicly traded company on the Over the Counter Bulletin Board and as director of three privately held companies, Fluid Air, Inc. ("FLUID AIR"), VCG&A and Meditor Pharmaceuticals, Ltd. The registrant recently entered into a letter of intent with Fluid Air as disclosed in the registrant's Current Report on Form 8-K dated March 19, 2007 and a consulting agreement with VCG&A as disclosed in the registrant's Current Report on Form 8-K dated February 8, 2007.

         The foregoing description of the Employment Agreement is qualified in its entirety by the Employment Agreement which is found in Exhibit 10.1 hereto.

Item 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)   Exhibits

         10.1 Employment Agreement dated as of April 18, 2007 between the registrant and David Coffin-Beach

         99.1     Press Release, dated April 24, 2007

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: April 24, 2007

                                        SYNOVICS PHARMACEUTICALS, INC.

                                        By:   /s/ RONALD LANE
                                            -----------------------------------
                                        Name:  Ronald H. Lane, Ph.D.
                                        Title: Chief Executive Officer